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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



BOARD OF DIRECTORS AND STOCKHOLDERS
INTELIDATA TECHNOLOGIES CORPORATION:


We consent to the incorporation by reference in the registration statements (No. 333-16115, No. 333-16117 and No. 333-16121) on Form S-8 of InteliData
Technologies Corporation of our report dated February 5, 1996, relating to the consolidated balance sheet of InteliData Technologies Corporation as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in the December 31, 1996 annual report on Form 10-K of InteliData Technologies Corporation.


                                                /s/ KPMG PEAT MARWICK LLP


                                                KPMG PEAT MARWICK LLP


Washington, D.C.
March 28, 1997